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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Fidelity National Title Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	16-1725106

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Riverside Avenue, Jacksonville, Florida	32204

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Class A Common Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐
Securities Act registration statement file number to which this form relates:      333-126402                     (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of class)

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.  Description of Registrant’s Securities to be Registered.
Common Stock
     The description of the Registrant’s Class A Common Stock is incorporated by reference to the information appearing under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, filed July 6, 2005, as amended (File No. 333-126402) (the “Registration Statement”).
Item 2.  Exhibits.
1.	Amended and Restated Certificate of Incorporation.*

2.	Amended and Restated Bylaws.**

*	Filed with Amendment No. 3 to the Registration Statement on Form S-1, Registration No. 333-126402, dated September 15, 2005.

**	Filed with Amendment No. 1 to the Registration Statement on Form S-1, Registration No. 333-126402, dated August 18, 2005.

SIGNATURE
     Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	Fidelity National Title Group, Inc.

Date	September 27, 2005

By	/s/ Anthony J. Park

Name: Anthony J. Park
Title: Chief Financial Officer